                                                                     EXHIBIT (M)


                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1996-4 Monthly Statement
                      Class A Certificate CUSIP #25466KBA6
                      Class B Certificate CUSIP #25466KBB4


Trust Distribution Date: March 16, 1998     Due Period Ending: February 28, 1998

Pursuant to the Series Supplement dated as of April 30, 1996 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.   Payments for the benefit of Series Investors this Due Period (per
     -----------------------------------------------------------------
     $1000 of Class Initial Investor Interest)
     -----------------------------------------

      Series  1996-4                                  Total            Interest        Principal
         Class A      27 days at 6.000000000%     $4.500000000      $4.500000000     $0.000000000

         Class B      27 days at 6.175000000%     $4.631250000      $4.631250000     $0.000000000

2.   Principal Receivables at the end of the Due Period
     --------------------------------------------------

  (a) Aggregate Investor Interest                       $15,620,535,676.00
      Seller Interest                                    $4,073,825,825.80

      Total Master Trust                                $19,694,361,501.80

  (b) Group One Investor Interest                       $13,070,535,676.00

  (c) Group Two Investor Interest                        $2,550,000,000.00

  (d) Series 1996-4 Investor Interest                    $1,052,632,000.00

  (e) Class A Investor Interest                          $1,000,000,000.00

      Class B Investor Interest                             $52,632,000.00

3.   Allocation of Receivables Collected During the Due Period
     ---------------------------------------------------------

                                                       Finance Charge         Principal                 Yield
                                                        Collections          Collections             Collections

  (a) Allocation of Collections between Investor and Seller
      Aggregate Investor Allocation.                   $259,484,685.46      $1,856,101,669.97            $0.00

      Seller:                                           $72,762,030.88        $520,468,970.20            $0.00

  (b) Group One Allocation                             $217,123,229.12      $1,553,088,913.36            $0.00

  (c) Group Two Allocation                              $42,361,456.34        $303,012,756.61            $0.00

  (d) Series 1996-4 Allocations                         $17,476,177.28        $125,007,615.67            $0.00

  (e) Class A Allocations                               $16,612,335.82        $118,828,532.01            $0.00

      Class B Allocations                                  $863,841.46          $6,179,083.66            $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                        Deposits into the
                          SPFAs This             SPFA       Deposit Deficit      Investment
                          Due Period           Balance          Amount             Income
      Series 1996-4          $0.00               $0.00           0.00             $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------

                                                                          Total Payments
                               Amount Paid         Deficit Amount          Through This
                             This Due Period      This Due Period           Due Period
      Series 1996-4                 $0.00               $0.00                  $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                                  Deposits Into the
                                                     SIFAs This
                                                      DuePeriod            SIFA Balance
      Series 1996-4                                 $4,743,751.95              $0.00

7.   Pool Factors
     ------------

                                                                         This Due Period
      Class A                                                               1.00000000

      Class B                                                               1.00000000

8.   Investor Charged-Off Amount
     ---------------------------

                                                                            Cumulative
                                                                       Investor Charged-Off
                                                This Due Period               Amount
  (a) Group One                                  $88,498,269.85                $0.00

  (b) Group Two                                  $17,266,303.60                $0.00

  (c) Series 1996-4                               $7,123,196.62                $0.00

  (d) Class A                                     $6,771,099.45                $0.00

      Class B                                       $352,097.17                $0.00

9.   Investor Losses This Due Period
     -------------------------------

                                                                          Per $1,000 of
                                                                        Original Invested
                                                        Total              Principal
  (a) Group One                                           $0.00              $0.00

  (b) Group Two                                           $0.00              $0.00

  (c) Series 1996-4                                       $0.00              $0.00

  (d) Class A                                             $0.00              $0.00

      Class B                                             $0.00              $0.00

10.  Reimbursement of Investor Losses This Due Period                     Per $1,000 of
     ------------------------------------------------                   Original Invested
                                                         Total             Principal
  (a) Group One                                            $0.00               $0.00

  (b) Group Two                                            $0.00               $0.00

  (c) Series 1996-4                                        $0.00               $0.00

  (d) Class A                                              $0.00               $0.00

      Class B                                              $0.00               $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses                     Per $1,000 of
     ------------------------------------------------                   Original Invested
                                                         Total              Principal
  (a) Group One                                            $0.00               $0.00

  (b) Group Two                                            $0.00               $0.00

  (c) Series 1996-4                                        $0.00               $0.00

  (d) Class A                                              $0.00               $0.00

      Class B                                              $0.00               $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period
     -------------------------------------------------------------------

  (a) Group One                                                       $21,784,226.11

  (b) Group Two                                                        $4,250,000.00

  (c) Series 1996-4                                                    $1,754,386.67

  (d) Class A                                                          $1,666,666.67

      Class B                                                             $87,720.00

13.  Class Available Subordinated Amount at the end of the Due Period
     ----------------------------------------------------------------

                                                                          As a Percentage
                                                                            of Class A
                                                            Total         Invested Amount
      Series 1996-4 Class B                         $115,789,520.00          11.5790%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                                    Shared Amount         Class B Amount
      Maximum Amount                                        $0.00          $63,157,920.00

      Available Amount                                      $0.00          $63,157,920.00

      Amount of Drawings on Credit Enhancement
       for this Due Period                                  $0.00                   $0.00

15.  Delinquency Summary
     -------------------

     End of Due Period Master Trust Receivables Outstanding  $20,006,241,003.28

                          Delinquent Amount        Percentage of Ending
      Payment Status      Ending Balance           Receivables Outstanding
      30-59 days           $561,303,429.97                 2.81%

      60-179 days          $964,091,684.53                 4.82%


                                     U.S. BANK NATIONAL ASSOCIATION
                                     as Trustee


                                   BY:
                                       ----------------------------
                                            Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1996-4 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of April 30, 1996 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1996-4 Master Trust Certificates for the Distribution Date occurring on March 16, 1998:


1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.  The aggregate amount of Collections processed during the related Due
    Period is equal to                                                                            $2,708,817,356.52

4.  The aggregate amount of Class A Principal Collections processed during
    the related Due Period is equal to                                                              $118,828,532.01

5.  The aggregate amount of Class A Finance Charge Collections processed
    during the related Due Period is equal to                                                        $16,612,335.82

6a. The aggregate amount of Class A Principal Collections recharacterized as
    Series Yield Collections during the related Due Period is equal to                                       $0.00

6b. The aggregate amount of Class A Additional Funds for this Distribution
    date is equal to                                                                                         $0.00

7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                               $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                                         $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                                           $0.00

8.  The sum of all amounts payable to the Class A Certificateholders
    on the current Distribution Date is equal to                                                     $4,500,000.00

9.  The aggregate amount of Class B Principal Collections processed during
    the related Due Period is equal to                                                                $6,179,083.66

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                                          $863,841.46

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                                       $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                                         $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                                               $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                                         $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                                           $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                       $243,751.95

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 16th day of March, 1998.



                          GREENWOOD TRUST COMPANY
                               as Master Servicer

                          By:
                             -------------------------------
                          Vice President, Director of Accounting,
                          and Treasurer